                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          National HealthCorp, L.P.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                           Richard F. LaRoche, Jr.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                            NATIONAL HEALTHCORP L.P.


                      NOTICE OF ANNUAL MEETING OF PARTNERS

                                 MARCH 10, 1994

To our Partners:

         The Annual Meeting of Partners (the "Meeting") of National HealthCorp L.P. (the "Company") will be held at Richland Place, Inc., 500 Elmington Avenue, Nashville, Tennessee, on Thursday, March 10, 1994, at 4:30 p.m. C.S.T., for the following purposes:

         1.      To ratify and approve 1994 Unit Option Plan; and

         2.      To ratify and reaffirm the 1973 Performance Bonus Plan;

         3. To ratify the selection of Arthur Andersen & Co. as independent accountants for the year ending December 31, 1994; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors of the Managing General Partner has fixed the close of business on Monday, January 31, 1994, as the record date for the determination of Partners who are entitled to notice of and to vote at the Meeting or any adjournments thereof.

         We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the 1994 Unit Option Plan, FOR the reaffirmation of the 1973 Performance Bonus Plan and FOR ratification of the selection of Arthur Andersen & Co. as independent accountants for the year ending December 31, 1994. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

                                     By Order of the Board of Directors of the
                                       Managing General Partner


                                     Richard F. LaRoche, Jr.
                                     Secretary

February 18, 1994
Murfreesboro, Tennessee

                            NATIONAL HEALTHCORP L.P.
                                100 VINE STREET
                         MURFREESBORO, TENNESSEE 37130

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                           ANNUAL MEETING OF PARTNERS

                                 March 10, 1994

         The accompanying proxy is solicited by the Managing General Partner of National HealthCorp L.P., (the "Company") to be voted at the Annual Meeting of Partners (the "Meeting") to be held on March 10, 1994, commencing at 4:30 p.m. C.S.T. and at any adjournments of the Meeting. It is anticipated that this proxy material will be mailed to Partners on or before February 18, 1994.

         A copy of the Annual Report on Form 10-K of the Company for the year ended December 31, 1993, including financial statements, is enclosed herewith.

         A Partner giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by those therein named.

VOTES REQUIRED

         A majority of the issued and outstanding units of partnership interest (the "Units") entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the Units present or represented at the Meeting is required for the ratification and approval of the 1994 Unit Option Plan, the Reaffirmation of the 1973 Performance Bonus Plan and the appointment of the Company's independent accountants.

         Units represented in person or by proxy at the Meeting (including units which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary and will determine whether or not a quorum is present. Abstentions will be counted as Units that are present and entitled to vote for purposes of determining the number of Units that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a Partner present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter even though the Partners or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding Units in "street name" indicates on the proxy that it does not have discretionary authority as to certain Units to vote on a particular matter, those Units will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on such matter.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The outstanding voting securities of the Company as of January 31, 1994, consisted of 7,796,433 Units. Unitholders of record as of the close of business on January 31, 1994, are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each holder of a Unit is entitled to one vote per Unit on all matters properly brought before the meeting. Unitholders are not permitted to cumulate votes.

         The following information is based upon filings made by the entities identified below with the Securities and Exchange Commission. Except as set forth below, at January 31, 1994 no person was known to the Company to own beneficially more than 5% of the outstanding Units.

                                       Units                    Percent of
                                   Beneficially                Outstanding
                                     Owned at                    Units on
     Name and Address             Jan. 31, 1994(1)          Jan. 31, 1994 (1)
     ----------------             ----------------          -----------------
National Health Corporation
P. O. Box 1398
Murfreesboro, TN  37130              1,238,812                    15.9%

(1) Except as otherwise noted, all Units are beneficially owned with sole voting and investment power.

VOTING RIGHTS OF PARTNERS

         The Company is organized as a limited partnership pursuant to the Uniform Limited Partnership Act of the State of Delaware and has transacted business in the partnership form since the approval of the Restated and Amended Agreement of Limited Partnership by the Unitholders on December 31, 1986 (hereinafter "Partnership Agreement"). Pursuant to the Partnership Agreement the business and affairs of the Company is managed by three General Partners:

         1) Managing General Partner: NHC, Inc., a Tennessee Corporation. The authorized, issued, and outstanding stock of NHC, Inc. is owned by that Company's Board of Directors and Senior Management, a total of 15 individuals.

         2) Administrative General Partner: National Health Corporation, a Tennessee Corporation. All of the authorized, issued, and outstanding stock of National Health Corporation is owned by the National Health Corporation Leveraged Employee Stock Ownership Plan.

         3) Individual General Partner: W. Andrew Adams. Mr. Adams is the President of the Company.

         The General Partners own in the aggregate a general partnership interest in the Company representing a 1% interest in the profits, losses, and distribution of the Company. Thus, of the 7,796,433 outstanding Units of partnership interest, the General Partners collectively own 77,526 General Partnership Units, with Limited Partners owning 7,718,907 Limited Partnership Units. As a result of the authority vested in the General Partners, there has been no partnership vote on matters affecting the Company since the special meeting held on December 31, 1986, at which time the Partnership Agreement and the 1987 Unit Option Plan were adopted by the Partners. Since then the Company has held regularly scheduled Annual Meetings which have been of an informational nature.

         The 750,000 Units authorized to be issued pursuant to the 1987 Unit Option Plan have been issued. To create an additional Unit Option Plan for the use and benefit of Company employees requires a majority vote of the outstanding Units represented at a Partnership Meeting where a majority of all outstanding Units are present. Additionally, a majority of the outstanding Units represented at a Partnership Meeting where a quorum is present is required to adopt the 1973 Performance Bonus Plan. Thus, at the Meeting, a partnership vote will be necessary to facilitate the transaction of business at that Meeting. It is suggested that Partners who are unable to attend the Meeting give their proxy to the proxy holders as indicated herein.

ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the year ended December 31, 1993 is filed with and accompanies this Proxy (the "1993 Form 10-K"). The 1993 Form 10-K is deemed to be incorporated into this Proxy as though copied herein verbatim. From time to time herein your attention will be called to specific informational items as contained in the 1993 Form 10-K and reference to specific page numbers will be given for your use and benefit.


                       COMPANY EXECUTIVE OFFICERS AND THE
                            MANAGING GENERAL PARTNER

         The following information relates to the directors of the Managing General Partner of the Company, as well as executive officers of the Company as a Group:

                                                                                            Percent
                                                                              Units           of
                                                               Expiration   Beneficially     Units
                                                               of term as    Owned at     Outstanding
Name                       Age   Position                       Director    1/31/94(1)      1/31/94
- ----                       ---   --------                       --------    ----------      -------
Carl E. Adams, M.D.        81    Chairman of
                                  the Board                       1996        -0-             *
S.C. Garrison              74    Director                         1995       12,272           *
J.K. Twilla                68    Director                         1995       57,937           *
Olin O. Williams           64    Director                         1994       84,177          1.1%
Ernest G. Burgess, III     54    Sr. Vice President/
                                  Director                        1994      171,951          2.2%
Robert G. Adams            47    Sr. Vice President/
                                  Director                        1996      369,020          4.7%
W. Andrew Adams            48    President                         ---      324,789          4.2%
Richard F. LaRoche, Jr.    48    Sr. Vice President/
                                  Secretary                        ---      317,848          4.1%

All Directors and Executive Officers as a group (8 people)                1,337,994         17.2%

*Less than 1%

(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power.

         Dr. Adams founded the Company's predecessor in 1971 and was an active officer from 1971 through 1981. Since then he has relinquished a majority of his administrative responsibilities; however, he is involved in all major policy decisions. He has been Chairman of the Board since 1974. In 1981, Dr. Adams was named the National Administrator of the year by the American College of Nursing Home Administrators, a professional association of nursing home administrators. Dr. Adams is the father of W. Andrew Adams and Robert G. Adams.

         Drs. Garrison, Twilla, and Williams have been physicians in private practice in Tennessee for more than 25 years each. Dr. Williams has served as Chairman of the Board of First City Bankcorp, a bank holding company headquartered in Murfreesboro, Tennessee, and is presently a member of that Board.

         Mr. Burgess (Senior Vice President) has been in charge of operations since 1975. He has an M.S. degree from the University of Tennessee. He is responsible for operations in all states but Florida as well as the Company's Homecare programs.

         Mr. Robert Adams (Senior Vice President and Director) has served both as Administrator and as Regional Vice President, holding the last position from 1977 to 1985. He has a B.S. Degree from Middle Tennessee State University. He is responsible for all operations in Florida, the Company's home infusion subsidiary, and all construction.

         Mr. Adams has been President since 1974 and served as Vice President between 1972 and 1974. He was president from 1981 until 1983 of the National Council of Health Centers, the trade association for multi-facility long-term health care center companies. He currently serves as Chairman of the Multi-facility Committee of the American Health Care Association. He has an MBA degree from Middle Tennessee State University. Mr. Adams serves on the Board of Trust of David Lipscomb University, Nashville, Tennessee, is President and on the Board of Directors of National Health Investors, Inc. and serves on the Board of Directors of Third National Bank in Nashville.

         Mr. LaRoche (Senior Vice President) has been Secretary of the Company since 1974 and General Counsel since 1971. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. His responsibilities include acquisitions and finance. Mr. LaRoche also serves as a Director, Vice President and Secretary of National Health Investors, Inc.

MEETINGS OF THE BOARD OF THE MANAGING GENERAL PARTNER

         The Board of Directors of the Managing General Partners held 5 meetings during 1993. Each director attended all of the meetings of the Board and all committees of the Board on which he served. There are no arrangements or understandings between any director or officer and any other person pursuant to which such officer or director is to be selected as a director or officer. The Board, as a whole, serves as the Audit Committee and non-employee Board members serve as the Compensation Committee (Drs. Garrison, Twilla and Williams).

         The Audit Committee selects the Company's independent accountants, fixes the compensation to be paid to such accountants and determines compliance as to the Company's policies and procedures. No separate meeting of the Board was held as either the Audit Committee or the Compensation Committee, those functions being discussed at general board meetings, and, where appropriate, in the absence of employee directors.

         Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Form's 4 or 5) with the Securities and Exchange Commission (the SEC) and the New York Stock Exchange. Officers, directors and greater than 10% Unitholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

         To the Company's knowledge based solely on the review of the copies of such forms received by it, the Company believes that during 1993 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and timely filed.


  COMPENSATION AND COMPENSATION PLANS OF DIRECTORS AND EXECUTIVE OFFICERS AND
                             CERTAIN TRANSACTIONS

         For a full and complete description of the compensation, both cash and noncash, paid to and received by directors of the Managing General Partner and the Company's officers, as well as the description of all option plans, bonus plans, 401-K plan, and employee loan programs, please see Item 11 "Executive Compensation" and Tables I, II, and III, as is found on pages 32 through 38 of the Company's Annual Report on 10-K, which sections are specifically incorporated herein by reference as though copied verbatim and which Annual Report on Form 10-K accompanies this Proxy.


                             1994 UNIT OPTION PLAN

         The Board of Directors of the Managing General Partner has recommended that the Unitholders adopt the 1994 Unit Option Plan (the "1994 Plan"). Such recommendation is based on the Board's determination that the implementation of the 1987 Unit Option Plan has proven advantageous to the Company and that since the Units authorized in that 1987 Plan have now been exhausted, it is appropriate to obtain Unitholder approval of a new plan. The following is a summary of certain features of the 1994 Plan and is qualified by reference of the full text of the 1994 Plan which is included herein as Exhibit A.

         A vote for the 1994 Plan will constitute a vote for adoption of the 1994 Plan. The Managing General Partner believes that the 1994 Plan will provide flexibility in the Company's overall compensation program and will promote the interest of the Company by providing incentives and rewards to employees of the Company or the Corporate General Partners, who are primarily responsible for the management, growth, and financial success of the Company.

         Pursuant to the 1994 Plan, no more than 1,200,000 Units may be subject to Unit Options. This total is, however, subject to certain adjustments to prevent dilution.

         The 1994 Plan is administered by either the Board of Directors of the Managing General Partner or a committee of the Board of Directors of the Managing General Partner. The committee shall consist of not less than three directors, who have not been eligible during the preceding 12 months to participate in any Plan of the Company or its affiliates (other than the 1994
Plan) entitling the participants thereto to acquire Unit Options of the Company; provided, however, that the 1994 Plan does grant options to purchase 5,000 Units once a year to the disinterested directors at the fair market value of Units at the time of the Annual Partnership Meeting. The Unit Options are nontransferable (except with Board approval) and the maximum term is 10 years from date of grant. The Board or the Committee is authorized to specify the other terms and conditions of any option granted under the 1994 Plan and options may be granted at any price as determined by the Board or Committee and with respect to any number of Units otherwise available under the Plan.

         The 1994 Plan permits options to be exercised for cash or by surrender of Units valued at the then fair market value. The 1994 Plan also provides that the Company may finance the exercise of any Options by the acceptance of the Optionholder's full recourse Promissory Note bearing interest at a fixed rate equal to 2.5% below New York Prime on the date of the note, with interest payable quarterly and principal due and payable in 60 months. The notes are secured by Units having a fair market value of 200% of the amount of the principal of the note as established on the date of the loan. Additionally, the notes require the pledge of additional Units or for reduction in the principal of the note at any time that the value of the collateral drops below 150% of the base amount of the outstanding balance of the note.

         In the event any optionholder ceases to be a full time employee for any reason other than permanent and total disability, or death, any option granted to such employee may be exercised within 90 days after the date of such termination of employment to the extent the option was otherwise exercisable. In the event the optionholder ceases to be an employee by reason of permanent and total disability, the holder or his or her representative may exercise the option for a period of one year following such termination of employment to the extent the option was otherwise exercisable. In the event of the death of an optionee while an employee any option granted to such employee may be exercised in whole or in part to the extent the option was otherwise exercisable for a period of one year following such employee's death. In the event an optionholder is discharged for cause, any option shall terminate upon notice of discharge. In no event under any of these provisions may any option be exercised beyond the expiration of the term of the option.

         If an optionholder who is employed by the Company, a subsidiary or a Corporate General Partner shall cease to be employed in a full time capacity for any reason, the Company may elect to repurchase any and all Units held by such optionholder from the exercise of an option at a price per Unit equal to the exercise price. The Company's right to repurchase shall continue for a period of six years from the date of grant of such option.

         No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of an option under the 1994 Plan. Upon an optionee's exercise of an option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the Units purchased pursuant to the exercise of the option and the exercise price of the option. However, if the Units purchased upon exercise of the option are not transferable or are no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code
Section 83(b) to recognize the income in the year of exercise, which election must be made within thirty days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the Units, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the Units plus the previously recognized ordinary income.

         The Board or Committee has full power and authority to amend any outstanding Unit Options and to cancel any outstanding Unit Option and grant any Unit Option and substitution therefore.

         The Board may amend, suspend, or discontinue the 1994 Plan in whole or in part at any time. However, the Board may not amend the 1994 Plan without the approval of the majority of Unitholders voting at a meeting of the Partnership where a quorum is present to materially increase the number of Units which may be subject to option rights under the 1994 Plan (except for certain adjustments to prevent dilution), materially increase the number of Units which may be subject to option rights under the 1994 Plan (except for certain adjustment to prevent dilution), materially increase the benefits accruing to participants in the 1994 Plan or materially modify the eligibility for the award of Option Rights under the 1994 Plan.

REAFFIRMATION OF 1973 PERFORMANCE BONUS PLAN

         In 1973 the Company's predecessor instituted what was then termed a "Home Office Management Team Bonus Plan". It is now called "The 1973 Performance Bonus Plan" or simply "The Plan". This Plan was submitted to and adopted by the Company shareholders and has been utilized each year. On December 31, 1986, this Plan was described in a proxy statement pursuant to which the Company's corporate predecessor was liquidated and reorganized into the Company. Recent amendments to the Internal Revenue Code of 1986 (the "Code") deny deductibility for executive compensation in an amount greater than $1,000,000, unless that compensation is earned pursuant to and paid as a result of clearly defined and objective performance criteria. No company executive officer or director has earned or has been paid compensation near this range, the highest paid senior executive having earned $595,435 in 1993.

         The Compensation Committee of the Board of Directors of the Managing General Partner has recommended that the Company readopt and ratify The 1973 Performance Bonus Plan. The purpose of the readoption and ratification of the 1973 Performance Bonus Plan is to conform the procedure for the granting of such bonuses with proposed regulations under the Code. This would give to the Partnership the ability to deduct compensation expenses with respect to compensation paid to certain executive employees in excess of $1,000,000 were that to ever occur. The recommendation of the Compensation Committee to adopt The Plan is based on the Committee's determination that the implementation of the predecessor bonus plan has proven advantageous to the Company and that, in light of new tax laws regarding compensation of executives, it is appropriate to obtain Partnership approval of the new Plan. The following summary of certain features of the 1973 Performance Bonus Plan is qualified by reference to the full text of the Plan, which is included herein as Exhibit B.

         The Plan has the virtues of simplicity and common sense. Each year a bonus pool is made available for allocation to home office and regional staff. This pool is only created after the Company's earnings have exceeded a 20% return on the Company's beginning partnership equity of that year. Significant equity increases or decreases resulting from the sale of assets may be excluded from the determination of beginning equity. The pool is comprised only of that amount which is equal to 20% of the excess above the 20% return on equity. After the creation of National Health Investors in 1991, and pursuant to a vote which is made each year by the Managing General Partner, the calculation of the Company's net profits delete any expenses relating to the payment of base rent to National Health Investors and deletes any income derived from the Company's services as Investment Advisor to National Health Investors. For more details on the Company's relationship with National Health Investors, please review pages 13, 14 and 15 of the Company's 1993 Form 10-K.

         After the funding of the bonus pool, it is allocated among home office and regional staff employees at the discretion of a committee comprised of the Company's Chairman of the Board and President. In fiscal 1993, bonuses of $2,191,175 were paid pursuant to this Plan to a total of 90 employees. No employee may receive a bonus in excess of the greater of i) $5,000,000 or ii) 40% of the bonus pool. For purposes of clarity, this Plan has been renamed the "1973 Performance Bonus Plan" and the Board unanimously recommends its reaffirmation and ratification by the Partners.

         A vote for the 1973 Performance Bonus Plan will constitute a vote for adoption of the 1973 Performance Bonus Plan. As with the 1994 Unit Option Plan, the Managing General Partner believes that the 1973 Performance Bonus Plan will provide flexibility in the Partnership's overall compensation program and will promote the interest in the Partnership by providing incentives and rewards to employees of Partnership or the corporate General Partners who are primarily responsible for the management, growth and financial success of the Partnership.


                                   PROPOSAL I

                   RATIFICATION OF THE 1994 UNIT OPTION PLAN

         The Managing General Partner has unanimously passed the 1994 Unit Option Plan which is described above and the full text of which is attached as Exhibit A to this Proxy.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                               "FOR" PROPOSAL I.


                                  PROPOSAL II

                     RATIFICATION AND REAFFIRMATION OF THE
                          1973 PERFORMANCE BONUS PLAN

         The Managing General Partner has unanimously recommended that the Partners readopt and reaffirm the 1973 Performance Bonus Plan which is described above. The full text of the 1973 Plan is attached as Exhibit B to this proxy.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                               "FOR" PROPOSAL II.

                                  PROPOSAL III

              RATIFICATION OF APPOINTMENT OF AND RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected Arthur Andersen & Company as its independent auditors. Although a Unitholder vote is not required, the Managing General Partner would like the approval of the Partners for this appointment. Arthur Andersen & Company audited the Company's financial statements for the year ended December 31, 1993.

         If the Partners do not ratify the selection of Arthur Andersen & Company, the selection of independent accountants will be reconsidered by the Board of Directors of the Managing General Partner, although the Managing General Partner would not be required to select different independent accountants for the Company. The Managing General Partner retains the power to select another firm as independent accountants for the Company to replace the firm whose selection was ratified by the Company's partners in the event the Board of Directors determines that the best interest of the Company warrants a change in its independent accountants.

         Representatives of Arthur Andersen & Company are expected to be present at the Meeting and will be given the opportunity to make a statement if they desire to do so. It is expected that they will be available to respond to appropriate questions from Partners at the Meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                              "FOR" PROPOSAL III.


                              PARTNERS' PROPOSALS

         October 1, 1994, is the date by which proposals of Partners intended to be presented at the 1995 Annual Meeting of the Partners must be received by the Company. Pursuant to the provisions of the Amended and Restated Agreement of Limited Partnership and consistent with general partnership law, proposals from limited partners will not be acted on by any vote of limited partners unless the proposal (a) is submitted by at least 10% of the limited partners, and (b) concerns a decision which otherwise has not been expressly granted to the General Partners pursuant to the Partnership Agreement.


                            EXPENSES OF SOLICITATION

         The total cost of this solicitation will be borne by the Company. In addition to the use of mails, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

                                 OTHER MATTERS

         The Managing General Partner knows of no other business to be presented at the Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their best judgement and pursuant to the provisions of the Amended and Restated Agreement of Limited Partnership.



                             /s/  Richard F. LaRoche, Jr.
                             ---------------------------------------------------
                             Richard F. LaRoche, Jr., Secretary

February 18, 1994
Murfreesboro, Tennessee

                    COMPARISON OF CUMULATIVE TOTAL RETURN



                           NATIONAL
 MEASUREMENT PERIOD       HEALTHCORP                     HEALTH
(FISCAL YEAR COVERED)        L.P.        S&P 500       CARE INDEX

1988                          100           100            100
1989                        164.3         131.5            128
1990                        141.1         127.3          201.5
1991                        125.9         166.2          326.6
1992                          176           179          334.8
1993                        289.8         196.8            246

Assumes $100 Invested January 1, 1988 in National HealthCorp L.P., S&P 500 and S&P Health Care Index

                                   EXHIBIT A

                            NATIONAL HEALTHCORP L.P.

                             1994 UNIT OPTION PLAN


         1. PURPOSE OF THE PLAN. This limited partnership unit option plan (the "Plan") is intended to provide an opportunity for officers, employees and directors of NATIONAL HEALTHCORP L.P., a Delaware limited partnership (the "Partnership") and its Corporate General Partners to acquire limited partnership unit options ("Unit Options") providing an equity interest in the limited partnership as an incentive for service or continued service with the Partnership and to aid the Partnership in retaining and obtaining personnel of outstanding ability.

         2. Units Subject to the Plan. There will be reserved for options to be granted under the Plan (the "Options") a total of One Million, Two Hundred Thousand (1,200,000) limited partnership units of the Partnership (the "Units"), which may be either authorized and unissued Units or Units held in the treasury of the Partnership as shall be determined by the Board of Directors of NHC, INC. (the "Managing General Partner"). If an Option shall expire or terminate for any reason without being exercised in full, the unpurchased Units subject thereto shall again be available for purposes of the Plan. The number of Units as to which Options may be granted under the Plan shall be proportionately adjusted in the event of any Unit distribution, Unit split, Unit combination or similar recapitalization involving the Units.

         3.      Administration of the Plan.   The Board of Directors of the
Managing General Partner (the "Board of Directors") may administer this Plan itself or may appoint a disinterested committee of the Board of Directors (the "Committee") to administer this Plan. The Committee shall be so constituted as to permit the Plan to comply with rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, and Regulation Section 1.162.27 as promulgated under the Internal Revenue Code of 1986, as amended, and any successor rules or comparable regulatory requirements. Subject to the provisions of the Plan, the Committee shall have full authority at its discretion to determine the directors, officers or employees of the Partnership or any of its corporate General Partners to whom Options shall be granted, the number of Units to be subject to each individual (which may constitute as much as 100% of the Units reserved for options to be granted under the Plan) and the Option prices. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective officers, employees, and directors, their present and potential contributions to the Partnership and its corporate General Partners, and other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to Interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreement (which need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan. The disinterested Directors comprising the Committee shall each receive a Unit Option for 5,000 Units at the then fair market value exercise price on the date of each Partnership's Annual Meeting (but only on the first meeting of each calendar year), and these shall be the only option so granted to them pursuant to the Plan unless otherwise directed by the Board of Directors.

         4. Eligibility. Options shall be granted to directors, officers and other employees of the Partnership, its divisions and subsidiaries, and its Corporate General Partners, provided, however, that options granted to directors of a Corporate General Partner shall comply with the provisions of
Section 5(b) of this Plan and must be ratified following grant by the Committee.

         5. Terms and Conditions of Options: Subject to the following provisions, all Options shall be in such form and upon such terms and conditions as the Board or Committee in its discretion may from time to time determine.

                 a. Option Price. The Option Price per Unit shall be an amount determined by the Committee or the Board of Directors at the time the Option is granted, taking into account the market price of the Units on such date, the value of services provided or to be provided by the recipient of the Option, and the overall value of the compensation of such recipient by the Partnership and its Corporate General Partner.

                 b. Directors' Options. In the case of Options granted to directors of the Corporate General Partners: (i) the maximum number of Units as to which any such director may have Options under this Plan shall be one hundred thousand (100,000) Units; (ii) such Options may be granted only within ninety (90) days of filing of a Report on Form 10-K or Form 10-Q by the Partnership with the Securities and Exchange Commission; (iii) such Options may be exercised only within the period of no earlier than five (5) days and no later than ninety (90) days after the date of any such filings; and
         (iv) the price of each such Option shall be not less than the lowest market price, as reported by NASDAQ or by any exchange upon which the Partnership's Units are traded, on the trading day next preceding the date such Option is granted.

                 c. Option Term. No Option will be exercisable after the expiration of ten years from the date this Plan receives Partnership approval.

                 d. Payment; Withholding. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash or note (paragraph 7 hereof) or, if approved by the Board of Directors or Committee, by delivery of Units of the

         Partnership at their fair market value on the date of delivery, as determined in good faith by the Committee. Such payment shall be made at the time the Option or any part thereof is exercised or the Note is paid, and no Units shall be issued until full payment in accordance with this Plan therefor has been made. The holder of an Option shall, as such, have none of the rights of a Unitholder. In addition tothe exercise price under the Option, the Partnership shall have the right to require the holder of an Option to remit to the Partnership an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for Units issuable upon exercise of the Option.

                 e. Conditions to Exercise of an Option. Except as provided in subparagraph (g) below, an Option may not be exercised by the holder unless he is then, and continuously after the grant of the Option has been, an employee or director of the Partnership or its Corporate General Partners.

                 f. Nontransferability of Options: An Option shall not be transferable or assignable except by Will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him.

                 g. Termination of Employment or Death. In the event that a holder shall cease to be employed by or to be a director of the Partnership or its Corporate General Partners for any reason other than his death or disability and shall be no longer in the employ of or be a director of any of them, such holder may not exercise his Option later than ninety (90) days subsequent to the date of such termination of employment or directorship. In the event of a termination of employment of the holder by reason of disability, the holder may not exercise an Option later than twelve months after the date of such termination of employment or directorship. If the holder of an Option shall die while he is employed by or is a director of the Partnership or its Corporate General Partners, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his Last Will and Testament, or by his personal representatives or distributees, at any time during the twelve-month period following his death, but not more than ten years after the date on which such Option was granted. For purposes of this subparagraph (g), employment or directorship of a holder shall not be deemed terminated so long as the holder is employed by or is a director of any successor to the Partnership or its Corporate General Partners.

                 h. Changes in Capitalization; Merger; Liquidation. The number of Units covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Units of the Partnership resulting from a subdivision or combination of Units or any other increase or decrease in the number of such Units effected without receipt of consideration by the Partnership. A dissolution or liquidation of the Partnership shall cause each outstanding Option to terminate. Provided, however, that, as to any Options which so terminate, each holder shall have the right immediately prior to such dissolution or liquidation to exercise his Option in whole or in part without regard to any deferred exercisability provisions contained therein. Except as expressly provided in this subparagraph (h), the holder of an Option shall have no rights by reason of any subdivision or combination of Units or any other increase or decrease in the number of Units or by reason of any dissolution or liquidation of the Partnership.

                 i. Partnership Repurchase Option. Each Optionholder shall grant to the Partnership, at the time of exercise of the Option or a component thereof, the right to repurchase the Units acquired upon exercise at the exercise price for a period of six (6) years from the date of grant of the option, which Option to Repurchase shall only be exercised upon termination of employment (except for death) or change of employment status from full time to part time. This Repurchase Right shall not apply, however, to the Employee Unit Repurchase Plan, or to such other plans as may be waived by action of the Board of Directors or Committee.

                 j. Other Provisions. Options may contain provisions granting the holder the right to receive property at the time of exercise of the Option (provided that Section 83 of the Code applies to any such property other than cash) or other terms or conditions not inconsistent with the provisions of this Plan.

         6. Termination and Amendment of the Plan. The Plan shall terminate ten years after the date of its adoption by the Partnership at a
meeting of the Partners.   No option shall be granted under the Plan after that
date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms.
The Plan may be terminated, modified or amended by the Board of Directors, except that any modification or amendment which would: (i) increase the aggregate number of Units which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a Unit split);
(ii) modify the designation of persons eligible to receive Options under the Plan; or (iii) materially increase the benefits accruing to holders of Options granted or to be granted under the Plan within the meaning of Rule 16b-3 issued by the Securities Exchange Act of 1934, as amended shall be effective only if it is approved by the Unitholders of the Partnership at the next meeting of the Unitholders after the date of adoption by the Board of Directors of such modification or amendment.

         7. Financing Plan. The Partnership may finance the exercise of any Option by the acceptance of the Option holder's full recourse promissory note made in favor of the Partnership (the "Note"). Each Note shall bear interest at a fixed rate equal to two and one-half percent (2 1/2%) below the "New York prime rate" (as determined by the Committee) on the date of the Note. Interest on each Note shall be payable quarterly and the principal balance shall be payable within sixty (60) months from the date of the Note. Each Note shall be secured with the Option holder's signature and with a pledge of Units having a fair market value of two hundred percent (200%) of the amount of the Note. Each Note will require the pledge of additional Units or a reduction in the principal balance of the Note at any time that the value of the Units pledge falls below one hundred fifty percent (150%) of the outstanding principal balance and accrued interest of the Note.

                                   EXHIBIT B

                            NATIONAL HEALTHCORP L.P.

                          1973 PERFORMANCE BONUS PLAN


         1. PURPOSE OF THE PLAN. The 1973 Performance Bonus Plan (the "1973 Plan") has provided an opportunity for officers, employees and directors of National HealthCorp L.P., a Delaware Limited Partnership (the "Partnership") and its Corporate General Partners to be paid a bonus based upon incentive compensation for the Company's executive officers and is intended to so apply in the future.

         2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Managing General Partner (the "Board") may administer this Plan itself or may appoint a disinterested committee of the Board (the "Committee") to administer the Plan. The Committee shall be so constituted as to permit the Plan to comply with Regulation Section 1.162-27, as promulgated under the Internal Revenue Code of 1986, as amended, and any successor or comparable regulations. Subject to provisions of this Plan, the Committee and/or the Board shall have full authority at its discretion to determine which eligible directors, officers or employees of the Partnership or any of its Corporate General Partners will receive allocations of the Bonus Pool and the amount of each such allocation, provided however, that no eligible individual will receive an allocation in excess of the greater of a) $5 million per fiscal year, whether by deferral or otherwise or b) 40% of the bonus pool. The Committee and/or the Board may reduce any allocation to which an individual officer, employee or director would otherwise be entitled based on the nature of the services rendered and to be rendered by the individual, his present and potential contributions to the Partnership and other subjective factors which the Committee and/or the Board deems relevant.

         The Committee and/or the Board shall have full and conclusive authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee and/or the Board may consult with Company officers and employees, including those eligible to participate in the Plan, in the exercise of its authority hereunder. Decisions of the Committee and/or the Board will be conclusive and binding on all parties, including the Company, its Unitholders and eligible participants in the Plan.

         3. CREATION OF THE BONUS POOL. The Bonus Pool shall be calculated in the following steps:

                 a.       A floor amount of 20% of the Company's beginning

         Partnership equity for the applicable fiscal year, as set forth in the Company's financial statements; provided however, that the Committee and/or the Board is expressly authorized to exclude equity increases or decreases resulting from the sale of assets.

                 b. The Company's year end net operating income as determined in partnership accounting in accordance with generally accepted accounting principals ("GAAP") consistently applied shall be determined.

                 c. For purposes of this Plan only and subject to annual approval of the Managing General Partner, there shall be added back to the Partnership's net operating income the expenses (including rent expense) directly related to activities with National Health Investors, Inc. and the net operating income shall also be adjusted by deleting therefrom all earned Investment Advisory fees of the Company from National Health Investors, Inc.

                 d. After the adjustments in net operating income, the 20% of beginning Partners equity shall be subtracted from the adjusted net operating income.

                 e. After the subtraction of the floor amount from the Company's annual net operating income as adjusted, 20% of the balance shall be calculated and placed in the Bonus Pool.

         4. CONDITIONS NECESSARY TO ACHIEVE PAYMENT. No employee, officer or director shall be deemed to be vested in or otherwise entitled to participate in the 1973 Performance Bonus Pool unless those funds are actually paid to the officer, employee or director by the Partnership. Funds will be allocated for any taxable year as soon as practicable and will, subject to deferral as referenced below, be paid between December 1 of the applicable fiscal year and March 31 of the next preceding fiscal year.

         Any funds paid under this Plan will be subject to and reduced by applicable federal and state income tax withholding, FICA and FUTA tax, and any other taxes imposed by law.

         No funds will be paid under the Plan unless and until the Committee and/or the Board certifies that the Bonus Pool was properly calculated and all other material Plan provisions have been met.

         5. CARRY OVER OF BONUS POOL. At the discretion of the Committee and/or the Board, the Bonus Pool as earned from year to year may be reserved in whole or in part for distributions to employees in successive or predecessor fiscal years, again at the recommendation of the Committee and/or the Board. The existence of this Bonus Plan shall be not be deemed to be a mandate to use all or any part of same as bonuses, but the Plan itself may be disregarded from year to year in whole or a part at the discretion of the Committee and/or the Board.

         6. INDEMNIFICATION. In addition to other rights of indemnification as they may have as members of the Board, each member of the Committee and the Board will be indemnified by the Company against all costs and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of any action taken or failure to take under or in connection with the Plan, or any allocation of funds granted thereunder, and against all amounts paid by him in settlement thereof (provided the settlement is approved by legal counsel selected by the Partnership) or paid by him in satisfaction of a judgement in any such action, suit, or proceeding, except a judgement based upon a finding of a breach of the duty of loyalty or acts of omissions either not in good faith or which involved intentional misconduct or knowing violation of law.

         7. COMPLIANCE WITH REGULATIONS. The Company will use its best efforts to maintain this Plan and to assure that funds are allocated under this Plan in accordance with the regulations of the Internal Revenue Services as the same may be amended from time to time, including without limitation, amending this Plan and, as necessary, seeking all requisite approvals and consents of amendments to this Plan.

         8. UNITHOLDER APPROVAL. Notwithstanding any other provision of this Plan to the contrary, no award may be made under this Plan until the Unitholders of the Partnership approve the Plan.

PROXY

                            NATIONAL HEALTHCORP L.P.
                 100 VINE STREET, MURFREESBORO, TENNESSEE 37130

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr., as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the Units of National HealthCorp L.P. which the undersigned is entitled to vote at the Annual Meeting of Unitholders to be held at Richland Place, Inc., 500 Elmington Drive, Nashville, Tennessee, on Thursday, March 10, 1994, at 4:30 p.m. Central Standard Time and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR I, II AND III

I.       RATIFICATION OF THE 1994 UNIT OPTION PLAN

                 / / FOR          / / AGAINST     / / ABSTAIN

II.      RATIFICATION AND REAFFIRMATION OF THE 1973 PERFORMANCE BONUS
         PLAN

                 / / FOR          / / AGAINST     / / ABSTAIN

III. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & COMPANY AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

                 / / FOR          / / AGAINST     / / ABSTAIN

   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting.

                                     ******

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II, AND III.


                                        Please sign exactly as name appears
                                        below.  When shares are held by joint
                                        tenants, both should sign.  When
                                        signing as attorney, as executor,
                                        administrator, trustee or guardian,
                                        please give full name as such.  If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.

                                        Dated:
                                              --------------------------------


                                        --------------------------------------
                                        Signature


                                        --------------------------------------
                                        Signature, if held jointly.


  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE